Exhibit 99.1

Caliber CEO Chris Loeffler to Speak on
Public Companies & Crypto Panel at Tokenize! Las Vegas 2026

Appearance follows Caliber’s August launch of Caliber Tokenization Services, bringing real-world asset tokenization to family-owned real estate portfolios

SCOTTSDALE, Ariz, Oct. 19, 2026 (GLOBE NEWSWIRE) – Caliber (Nasdaq: CWD), a real estate-focused alternative asset manager, today announced that Chief Executive Officer Chris Loeffler will speak on “The New Rules: Public Companies & Crypto,” a panel at Tokenize! AI, Politics, Payments & Entertainment conference in Las Vegas on Wednesday, Oct. 21, 2026 at 12:10pm PT.

On the panel, Loeffler will draw on Caliber’s experience in three areas: managing real estate as a Nasdaq-listed company, holding digital assets on its balance sheet, and putting a tokenization strategy into practice, first with its own real estate fund and now for family offices with large real estate portfolios.

In August, Caliber launched Caliber Tokenization Services (CTS), a division providing full-service real-world asset tokenization engagements to family offices that own and operate significant real estate portfolios, under the brand Tokenized by Caliber. CTS was created following the launch of Caliber's first tokenized real estate investment, PURE Pickleball & Padel, and builds on the Company's experience tokenizing its own real estate fund.

CTS combines Caliber's proprietary smart contracts and implementation process with services from institutional providers across the tokenization ecosystem. Clients receive one partner, one contract and a guided implementation typically completed in six to eight weeks. The division serves Caliber's own funds and offerings, as well as family offices that own at least $50 million of real estate.

“Real estate is the largest asset class in the world and still among the least tokenized,” said Loeffler. “Our business has always been making buildings operate better. Tokenization lets us make owning them better, and as a public company, we’re doing it with the transparency our shareholders expect. That’s the perspective I’ll bring to the panel.”

Caliber's tokenization work is part of a broader digital asset strategy. In 2025, the Company established a digital asset treasury strategy focused on LINK, the token underlying Chainlink, and has since advanced its efforts to integrate Chainlink's compliance and distribution infrastructure into its real estate investment platform. These initiatives reflect Caliber's digital asset growth to include the implementation of blockchain technology within its existing business.

Caliber believes it is among the first U.S. public companies to tokenize its own private real estate fund and to offer tokenization of private real estate portfolios as a service. At Tokenize!, Loeffler is expected to discuss how Caliber is applying blockchain technology to real estate investment and ownership, and the considerations for public companies entering the digital asset sector.

Family offices and their advisors can learn more about CTS at TokenizedByCaliber.com.

About Caliber (CaliberCos Inc.)
Caliber (Nasdaq: CWD) is a real estate-focused alternative asset manager with over $2.6 billion in Managed Assets and a 17-year track record investing in middle-market hospitality and multifamily real estate. The Company pairs an institutional-quality asset management platform with a boutique, hands-on investment approach focused on value creation in underserved market segments. Investors can participate in Caliber through its publicly traded equity (Nasdaq: CWD), and through its private real estate investment funds for accredited investors and financial professionals. For more information, visit caliberco.com.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law. Nothing in this press release is an offer to sell, or a solicitation of an offer to buy, any security. Caliber Tokenization Services provides technology and administrative services, and tokenization does not guarantee any outcome, including liquidity.

CONTACTS:

Caliber Investor Relations
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

Media Relations
Phillip Robertson
+1 917-498-4711
PRobertson@ImpactPartners.llc